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                                                                    EXHIBIT 10.1

                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT (the "AGREEMENT") is made as of the day of March, 1999 between STAFF BUILDERS, INC., a Delaware corporation ("STAFF BUILDERS"), and TENDER LOVING CARE HEALTH CARE SERVICES, INC., a Delaware corporation ("TLC").

                                    RECITALS

         WHEREAS, the Board of Directors of Staff Builders has determined that it is in the best interest of Staff Builders and its shareholders to separate its home health care business (the "HOME HEALTH CARE BUSINESS") from the remainder of its business;

         WHEREAS, Staff Builders and TLC have determined that it is necessary and desirable, on the terms and conditions contemplated hereby, for Staff Builders to distribute to shareholders of Staff Builders all of the outstanding shares of TLC Common Stock (as defined below) held by Staff Builders;

         WHEREAS, the Distribution (as defined below) is intended to qualify as a tax-free spin-off under Sections 355 and 368 of the Code (as defined below);

         WHEREAS, Staff Builders and TLC have further determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following the Distribution;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 General. As used in this Agreement and the Exhibits hereto, the following terms shall have the following meanings:

         AAA: The American Arbitration Association.

         ACTION: Any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or arbitration tribunal.

         AFFILIATE: An Affiliate of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management




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and polices of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         AGENT: The distribution agent to be appointed by Staff Builders to distribute to the shareholders of Staff Builders the shares of TLC Common Stock held by Staff Builders pursuant to the Distribution.

         ANCILLARY AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Transitional Services Agreement, the Tax Allocation Agreement, the Employee Benefits Agreement, the Sublease and the Trademark License Agreement.

         CODE: The Internal Revenue Code of 1986, as amended.

         COMMISSION: The Securities and Exchange Commission.

         CONVEYANCE AND ASSUMPTION INSTRUMENTS: Collectively, the various agreements, instruments and other documents entered into or to be entered into to effect the transfer, prior to the Distribution Date and in the manner contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise, of TLC Assets to TLC (including, without limitation, the intellectual property rights and other assets described in the Information Statement) and the assumption of TLC Liabilities by TLC, in both cases relating to the business of TLC as described in the Information Statement.

         DISTRIBUTION: The distribution by Staff Builders on a pro rata basis to holders of Staff Builders Common Stock of all of the outstanding shares of TLC Common Stock owned by Staff Builders on the Distribution Date as set forth in
Article II.

         DISTRIBUTION DATE: [ , 1999], or such other date as may be set by the Board of Directors of Staff Builders in its sole discretion.

         EMPLOYEE BENEFITS AGREEMENT: the Employee Benefits Agreement between Staff Builders and TLC providing for, among other things, the employee benefit plan arrangements that will apply to certain employees of Staff Builders who are expected to become employees of TLC as of the Distribution Date.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXISTING STAFF BUILDERS OPTIONS: Options to acquire shares of Staff Builders Common Stock held by employees of Staff Builders and/or its Subsidiaries.

         FORM 10: The General Form for Registration of Securities on Form 10, including the Information Statement, pursuant to which all of the outstanding TLC Common Stock will be registered under the Exchange Act, together with all amendments thereto.



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         GOVERNMENTAL APPROVALS: Any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from any Governmental Authority.

         GOVERNMENTAL AUTHORITY: Any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         INFORMATION STATEMENT: The Information Statement portion of the Form 10 prepared in accordance with Regulation 14C under the Exchange Act.

         LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         PERSON: An individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

         RECORD DATE: The close of business on the date to be determined by the Staff Builders Board of Directors as the record date for determining shareholders of Staff Builders entitled to receive shares of TLC Common Stock.

         REORGANIZATION AGREEMENT: The Reorganization Agreement between Staff Builders and TLC providing for the transfer from Staff Builders to TLC of the shares of all direct and indirect subsidiaries which engage in the Home Health Care Business.

         STAFF BUILDERS COMMON STOCK: the Class A Common Stock, par value $.01 per share, and the Class B Common Stock, par value $.01 per share, of Staff Builders.

         SUBLEASE: The Sublease Agreement between Staff Builders and TLC pursuant to which TLC subleases to Staff Builders certain premises located at 1983 Marcus Avenue, Lake Success, New York.

         SUBSIDIARY: A Subsidiary of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by their terms ordinary voting power to elect at least a majority of the board of directors or other body or persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.



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         TAX ALLOCATION AGREEMENT: the Tax Allocation Agreement between Staff
Builders and TLC, providing for, among other things, the allocation of liabilities with respect to federal, state and local income taxes and the procedures for filing returns with respect to such taxes.

         TLC ASSETS:

               (a) any and all assets that are expressly contemplated by the TLC Contracts or this Agreement or any other agreement or document contemplated by this Agreement (or any Schedule hereto or thereto) as assets to be transferred to TLC or a Subsidiary designated by TLC;

               (b) any assets reflected in TLC's consolidated balance sheet dated February 28, 1999 as assets of TLC or any of its Subsidiaries, subject to any dispositions of such assets subsequent to the date of such balance sheet; and

               (c) any and all assets owned or held immediately prior to the Distribution Date by Staff Builders or any of its Subsidiaries that are used primarily in the Home Health Care Business. The intention of this clause (c) is only to rectify any inadvertent omission of transfer or conveyance of any assets that, had the parties given specific consideration to such asset as of the date hereof, would have otherwise been classified as a TLC Asset. No asset shall be deemed to be a TLC Asset solely as a result of this clause (c) if such asset is within the category or type of asset expressly covered by the subject matter of an Ancillary Agreement.

         TLC COMMON STOCK: the Common Stock, par value $.01 per share, of TLC.

         TLC CONTRACTS: the following contracts and agreements to which Staff Builders is a party or by which its or any of its Subsidiaries' assets are bound, whether or not in writing:

               (a) any contract or agreement entered into by Staff Builders or any of its Subsidiaries or TLC or any of its Subsidiaries that relates primarily to the Home Health Care Business;

               (b) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to TLC; and

               (c) any guarantee, indemnity, representation, warranty or other Liability of Staff Builders or any of its Subsidiaries in respect of any other TLC Contract, any TLC Liability or the Home Health Care Business;

         TLC EMPLOYEES: TLC Employees include current employees of TLC or any of its Subsidiaries and any other employees who are hired by TLC or any of its subsidiaries prior to the Distribution Date.



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         TLC LIABILITIES:

               (a) any and all Liabilities that are expressly contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise (or the Schedules hereto or thereto) as Liabilities to be assumed by TLC;

               (b) all Liabilities (other than taxes based on, or measured by reference to, net income), including any Liabilities related to TLC Employees and Liabilities, primarily relating to, arising out of or resulting from:

                   (i) the operation of the Home Health Care Business, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act or any statement made by any director, officer, employee, agent or representative (whether or not such act or failure to act or statement is or was within such Person's authority);

                   (ii) any TLC Assets (including any TLC Contracts); in any such case whether arising before, on or after the Distribution Date;

                   (iii) the offer or sale of franchises with respect to the Home Health Care Business or

               (c) all Liabilities, excluding any intercompany indebtedness forgiven pursuant to Section 2.4 of this Agreement, reflected as liabilities or obligations of TLC or any of its Subsidiaries in TLC's consolidated balance sheet, subject to any discharge of such Liabilities subsequent to the date of such balance sheet.

         TRADEMARK LICENSE AGREEMENT: the Trademark License Agreement between Staff Builders Intl., Inc. ("SB INTL."), a New York corporation and wholly-owned subsidiary of TLC, and Staff Builders, providing for, among other things, the licensing by SB Intl. to Staff Builders of certain trademarks and related rights.

         TRANSITIONAL SERVICES AGREEMENT: the Transitional Services Agreement between Staff Builders and TLC providing for, among other things, the provision by TLC to Staff Builders of certain administrative and other services on a transitional basis.



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                                   ARTICLE II
                                THE DISTRIBUTION

         2.1 THE DISTRIBUTION.

               (a) Following the completion of the actions and the occurrence of the events set forth in Section 2.2 hereof, or the mutual agreement of Staff Builders and TLC that one or more of such actions need not be completed or one or more of such events need not occur prior to the Distribution, and provided that this Agreement shall not have been terminated at Staff Builders' election pursuant to Section 7.2, on or prior to the Distribution Date, Staff Builders will deliver to the Agent for the benefit of holders of record of Staff Builders Common Stock on the Record Date, a single stock certificate, endorsed by Staff Builders in blank, representing all of the outstanding shares of TLC Common Stock then owned by Staff Builders, and shall cause the transfer agent for the shares of Staff Builders Common Stock to instruct the Agent to distribute (or if the Agent and the transfer agent for the shares of Staff Builders Common Stock are the same, the Agent shall distribute) on the Distribution Date the appropriate number of such shares of TLC Common Stock to each such holder or designated transferee or transferees of such holder.

               (b) Subject to Section 2.6 hereof, each holder of Staff Builders Common Stock on the Record Date (or such holder's designated transferee or transferees) shall be entitled to receive, in the Distribution, a number of shares of TLC Common Stock equal to the number of outstanding shares of TLC Common Stock owned by Staff Builders on the Record Date multiplied by a fraction, the numerator of which is the number of shares of Staff Builders Common Stock held by such holder on the Record Date, and the denominator of which is the number of shares of Staff Builders Common Stock outstanding on the Record Date.

               (c) TLC and Staff Builders, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

          2.2  ACTIONS AND EVENTS PRIOR TO THE DISTRIBUTION.

               (a) TLC shall prepare and file the Form 10, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Form 10 as may be required by the Commission or federal or state securities laws. The Form 10 shall have become effective on or prior to the Distribution Date, and there shall be no stop-order in effect with respect thereto.

               (b) Staff Builders and TLC shall cooperate in preparing and filing with the appropriate Governmental Authority any documents or statements which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Distribution or the other transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise.



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               (c) Staff Builders and TLC shall prepare and mail, prior to the
Distribution Date, to the holders of Staff Builders Common Stock, the Information Statement and such other information concerning TLC, its business, operations and management, the Distribution and such other matters as Staff Builders and TLC shall reasonably determine and as may be required by law.

               (d) Staff Builders and TLC shall take all other actions as may be necessary or appropriate under the securities or blue sky laws of the United States in connection with the Distribution and such actions and filings, where applicable, shall have become effective or been accepted.

               (e) Staff Builders and TLC shall have executed the Reorganization Agreement and shall have consummated the transactions contemplated thereby.

               (f) With respect to the TLC Assets and TLC Liabilities not reflected in TLC's consolidated balance sheet dated as of the Distribution Date, Staff Builders shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to TLC (or if directed by TLC, to one or more Subsidiaries of TLC) of all of Staff Builders' right, title and interest in any TLC Assets, and TLC shall take or cause to be taken all action necessary to assume and agree faithfully to perform and fulfill all TLC Liabilities, regardless of when or where such liabilities arose, in accordance with their respective terms. Staff Builders and TLC shall execute and deliver all necessary Conveyance and Assumption Instruments in order to comply with this
Section 2.2(f).

               (g) TLC shall use its reasonable best efforts to have a Form 211 filed with NASD Regulation, Inc. by a market maker in TLC Common Stock such that the TLC Common Stock to be distributed in the Distribution is quoted on the OTC Bulletin Board.

               (h) A written opinion from Richards & O'Neil, LLP shall have been delivered to the effect that, among other things, it appears that there is substantial authority for viewing the Distribution as a tax-free distribution for federal income tax purposes under Sections 355 and 368 of the Code, and such opinion shall be in form and substance satisfactory to Staff Builders in its sole discretion.

               (i) Any material Governmental Approvals and consents necessary to consummate the Distribution shall have been obtained and shall be in full force and effect.

               (j) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Staff Builders shall have occurred or failed to occur that prevents the consummation of the Distribution.

               (k) The transactions contemplated hereby shall be in compliance with applicable federal and state securities laws.



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               (l) Each of TLC and Staff Builders shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as they shall deem necessary in connection with the completion of the transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise.

               (m) All action and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to Staff Builders and TLC.

         2.3 ANCILLARY AGREEMENTS. Each of Staff Builders and TLC will execute and deliver (or cause SB Intl. to execute and deliver, in the case of the Trademark License Agreement) all Ancillary Agreements to which it is a party, including but not limited to, the Transitional Services Agreement, the Tax Allocation Agreement, the Employee Benefits Agreement, the Trademark License Agreement and the Sublease. All such Ancillary Documents shall become effective on the Distribution Date.

         2.4 FORGIVENESS OF INTERCOMPANY DEBT. Effective immediately prior to the distribution date, staff builders hereby forgives all existing remaining intercompany indebtedness owed by TLC to staff builders in order to provide an appropriate level of working capital and equity at TLC as it is established as a separate stand alone company. Each of staff builders and TLC shall execute any documents and instruments necessary or appropriate to confirm such loan forgiveness. Staff builders and TLC agree that staff builders shall treat the loan forgiveness as a contribution to the capital of TLC in constructive exchange for TLC common stock, provided that no additional shares of TLC common stock shall be issued or issuable in connection with or as a result of such contributions.

         2.5 CONSENTS. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets were or are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with. Notwithstanding the foregoing, the parties shall use reasonable best efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.



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         2.6 FRACTIONAL SHARES. As soon as practicable after the Distribution
Date, Staff Builders shall direct the Agent to determine the number of whole shares and fractional shares of TLC Common Stock allocable to each holder of record of Staff Builders Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby in open-market transactions in the Agent's sole discretion as to when, how, through which broker-dealer and at what price to make such sales, and to cause to be distributed to each such holder or for the benefit of each such holder, in lieu of any fractional share, such holder's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Staff Builders and the Agent shall use their reasonable best efforts to aggregate the shares of Staff Builders Common Stock that may be held by any holder of record thereof through more than one account in determining the fractional share allocable to such holder.

                                  ARTICLE III
                        ACKNOWLEDGEMENT OF MATERIAL FACTS

         3.1 ORGANIZATION. Staff Builders and TLC acknowledge that each is duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power to own their properties and assets and to carry on their respective businesses as presently conducted or contemplated.

                                   ARTICLE IV
                  MISCELLANEOUS LIABILITIES AND INDEMNIFICATION

         4.1 TLC LIABILITIES; INDEMNIFICATION. TLC shall indemnify, defend and hold harmless Staff Builders and its Subsidiaries from and against any and all Liabilities arising out of or resulting from any of the following items (without duplication):

               (a) the employment of TLC Employees;

               (b) the business of TLC and its Subsidiaries, including, without limitation, the Home Health Care Business, and the TLC Assets;

               (c) purchase orders, accounts payable, accrued compensation and other accrued TLC Liabilities and other agreements which relate to the business of TLC or any Subsidiary of TLC, including, without limitation, the Home Health Care Business, or the TLC Assets; and

               (d) any misstatement or omission of a material fact other than misstatements or omissions with respect to Staff Builders or its Subsidiaries based on information supplied in writing by Staff Builders in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution and related transactions, including, without limitation, the Form 10.



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         4.2 STAFF BUILDERS LIABILITIES; INDEMNIFICATION. Staff Builders shall indemnify, defend and hold harmless TLC and its Subsidiaries from and against any and all Liabilities arising out of or resulting from any of the following items (without duplication):

               (a) the business of Staff Builders and its Subsidiaries and the Liabilities not assumed by TLC under the terms of this Agreement or any other agreement or document contemplated by this Agreement; and

               (b) any misstatement or omission of a material fact with respect to Staff Builders or its Subsidiaries based on information supplied in writing by Staff Builders in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution and related transactions, including, without limitation, the Form 10.

         4.3 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

               (a) If any Person entitled to indemnification hereunder (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which any party (an "Indemnifying Party") may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.1 or 4.2, or any other Section of this Agreement or any other agreement or document contemplated by this Agreement or otherwise, such Indemnitee shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this
Section 4.3(a) shall not relieve the Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

               (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnitee in accordance with Section 4.3(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in Section 4.3(c).

               (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.3(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.



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               (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

               (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

         4.4 TAX LIABILITIES. Notwithstanding the provisions of Sections 4.1 and 4.2, all tax Liabilities relating to the business of TLC and the TLC Assets including, without limitation, income taxes, franchise taxes, sales taxes, use taxes, payroll taxes and employment taxes, shall be assumed by the party to whom the Liability has been allocated in the Tax Allocation Agreement.

         4.5 ADDITIONAL MATTERS.

               (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty
(30)-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement.

               (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have the right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

               (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.



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               (d) If for any reason, the indemnification provisions of Section
4.1 or 4.2 are unavailable to an Indemnified Party otherwise subject thereto, the Indemnifying Party shall contribute to the amount paid by the Indemnified Party as a result of such Liability in such proportion to reflect the relative economic interests of the matter giving rise to the Liability.

         4.6 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                   ARTICLE V
                       ACCESS TO INFORMATION AND SERVICES

         5.1 PROVISION OF CORPORATE RECORDS. Upon TLC's request, Staff Builders shall arrange as soon as practicable following the date hereof for the delivery to TLC of existing corporate records in the possession of Staff Builders relating to the business of TLC or TLC Assets, together with all active agreements and active litigation files relating to the businesses of TLC and its Subsidiaries, except to the extent such items are already in the possession of TLC or its Subsidiaries. Such records shall be the property of TLC but shall be available to Staff Builders for review and duplication until Staff Builders shall notify TLC in writing that such records are no longer of use to Staff Builders.

         5.2 ACCESS TO INFORMATION. From and after the date hereof, Staff Builders shall afford to TLC and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable best efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Staff Builders' or its Subsidiaries' possession relating to the businesses of TLC or its Subsidiaries, insofar as such access is reasonably required by TLC. TLC shall afford to Staff Builders and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable best efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within TLC's or its Subsidiaries' possession relating to the business of TLC or its Subsidiaries prior to the Distribution or to the business of Staff Builders or its Subsidiaries, insofar as such access is reasonably required by Staff Builders. Information may be requested under this
Article V for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated in this Agreement or any other agreement or document contemplated by this Agreement or otherwise.

         5.3 PRODUCTION OF WITNESSES. At all times from and after the date hereof, each of Staff Builders and TLC shall use reasonable best efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required, in connection with legal, administrative or other proceedings in which the requesting party may from time to time be involved.



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

         5.4 REIMBURSEMENT. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing information to the other party under this
Article V shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information.

         5.5 RETENTION OF RECORDS. For a period of six (6) years following the date hereof, each of Staff Builders and TLC shall retain all Information relating to the other and the other's Subsidiaries as of the Distribution Date, except as otherwise required by law or set forth in an Ancillary Agreement or except to the extent that such Information is in the public domain or in the possession of the other party.

         5.6 CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any Information of or concerning the other party or any of its Subsidiaries which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provisions of this Agreement or any Ancillary Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to Information which
(i) at the time of disclosure was in the public domain or (ii) was received by the receiving party from a third party who did not receive such Information from the disclosing party under an obligation of confidentiality.

                                   ARTICLE VI
                                    COVENANTS

         6.1 OTC BULLETIN BOARD. TLC hereby agrees to use its reasonable efforts to cooperate with one or more market makers to effect and maintain the quotation of the TLC Common Stock on the OTC Bulletin Board; provided, that nothing contained herein shall restrict TLC from listing its shares on NASDAQ or a national securities exchange instead of the OTC Bulletin Board.

         6.2 ANCILLARY AGREEMENTS. The parties agree that they shall comply with and provide all services and take any and all actions required to be provided or taken by the terms of any and all of the Ancillary Agreements following the effectiveness thereof.

         6.3 MUTUAL ASSURANCES.

               (a) In addition to the actions specifically provided for elsewhere in this Agreement or any other agreement or document contemplated by this Agreement or otherwise, Staff Builders and TLC agree to cooperate with respect to the implementation of this Agreement or any other agreement or document contemplated by this Agreement or otherwise, and to execute such further documents and instruments as may be necessary to consummate and make effective the transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise;



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

               (b) Staff Builders and TLC shall arrange, attend and participate in joint meetings with corporate collaborators, suppliers, customers and others to the extent necessary to assure the orderly transition of the business and assets contemplated hereby, provided that nothing herein shall be deemed to obligate either Staff Builders or TLC to take any action or reach any understandings which may violate any applicable laws.

               (c) Staff Builders and TLC agree to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution pursuant to Sections 355 and 368 of the Code.

                                  ARTICLE VII
                                   TERMINATION

         7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Distribution Date by the mutual consent of Staff Builders and TLC.

         7.2 TERMINATION BY STAFF BUILDERS. Prior to the Record Date, Staff Builders may terminate this Agreement at its election if its Board of Directors determines that the consummation of the Distribution would, in light of the circumstances at the time, not be in the best interests of the shareholders of Staff Builders.

         7.3 OTHER TERMINATION. This Agreement shall terminate if the Distribution Date shall not have occurred on or prior to September 30, 1999.

         7.4 EFFECT OF TERMINATION. In the event of any termination of this Agreement, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         8.2 CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

         8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.



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

         8.4 EXHIBITS. Exhibits to this Agreement shall be deemed to be an integral part hereof, and schedules or exhibits to such Exhibits shall be deemed to be an integral part thereof.

         8.5 AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in a writing executed on behalf of Staff Builders and TLC. No waiver shall operate to waive any further or future act and no failure to object of forbearance shall operate as a waiver.

         8.6 NOTICES. Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

                        STAFF BUILDERS, INC.
                        1983 Marcus Avenue
                        Lake Success, NY  11042
                        Attention: David Savitsky, President


                        TENDER LOVING CARE HEALTH CARE SERVICES, INC. 1983 Marcus Avenue
                        Lake Success, NY  11042
                        Attention: Dale R. Clift, President


         8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

         8.8 PUBLICITY. Prior to the Distribution, each of TLC and Staff Builders shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Distribution and prior to making any filings with any Governmental Authority with respect thereto.

         8.9 EXPENSES. Except as expressly set forth in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, (i) if the Distribution is not consummated, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by Staff Builders; and (ii) if the Distribution is consummated, all third party fees, costs and expenses paid and incurred in connection with the Distribution will be paid 50% by Staff Builders and 50% by TLC and to the extent a party has paid more than its required share of expenses the other party shall promptly reimburse it upon request therefor supported by appropriate documentation.



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

         8.10 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

         8.11 ARBITRATION.

               (a) All disputes or differences of any kind or nature between or among the parties (such parties being referred to individually as a "DISPUTING PARTY," and, together, as the "DISPUTING PARTIES") arising out of or in any way relating to this Agreement or the transactions contemplated hereby, including issues of arbitrability, and including, without limitation, any dispute between the parties under Article IV, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the AAA. Such arbitrator shall have substantial professional experience with regard to corporate legal matters.

               (b) The arbitrator shall consider the dispute at issue in New York, New York, at a mutually agreed upon time within sixty (60) days (or such longer period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for a total of two one hundred twenty (120) day periods. The arbitrator shall deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that it will not contest any action by any other party thereto in accordance with an award of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 8.11 by bringing suit in any court of competent jurisdiction.

               (c) All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

               (d) The parties hereto recognize and agree that in the event of a breach by a party of this Section 8.11, money damages would not be an adequate remedy to the injured party for such breach and it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this Section 8.11, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party.



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         8.12 ENTIRE AGREEMENT. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties.


                    [Remainder of Page Intentionally Omitted]




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   STAFF BUILDERS, INC.


                                   By:
                                      ----------------------------------

                                   Title:
                                         -------------------------------


                                   TENDER LOVING CARE HEALTH
                                   CARE SERVICES, INC.


                                   By:
                                      ----------------------------------

                                   Title:
                                         -------------------------------




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